EXHIBIT 99.1
Spirit Airlines Reports First Quarter 2023 Results

MIRAMAR, Fla., April 26, 2023 - Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today reported first quarter 2023 financial results.

	First Quarter 2023
	(unaudited)
	As Reported	Adjusted[1]
Total operating revenues	$1,349.8 million	$1,349.8 million
Operating income (loss)	$(112.4) Million	$(91.3) Million
Operating margin	(8.3)%	(6.8)%
Net income (loss)	$(103.9) million	$(89.4) million
Diluted earnings (loss) per share	$(0.95)	$(0.82)

"For the first quarter 2023, our adjusted operating margin came in better than expected, helped by lower fuel and a strong revenue per available seat mile ("TRASM") performance. Looking ahead to the second quarter, demand continues to be strong and industry capacity remains constrained, both of which are beneficial for unit revenue. Our core business is solid, and the team is doing an excellent job solving for the problems within our control," said Ted Christie, Spirit's President and Chief Executive Officer. "Earlier this month, the Fort Lauderdale area experienced severe flash floods, requiring a 40-hour closure of the Fort Lauderdale airport. As a result of this weather event, Spirit canceled nearly 600 flights and diverted many others, disrupting travel plans for a substantial number of our Guests. Despite the significant and out-sized disruption to our network, our team was primed and ready to go on Friday morning once the airport re-opened. This quick recovery is a testament to the diligent efforts of our entire team as well as the innovative changes we have put in place to help accelerate recovery operations."

"The improvements we've made at Spirit to enhance the Guest experience and deliver high value are being recognized by many industry experts. In addition to Spirit being named the 'Value Airline of the Year' by Aviation Week Network's Air Transport World (ATW), last week WalletHub named Spirit the 'Most Affordable Airline' and No. 2 of 11 overall in its 2023 Best Airline Awards. I'm incredibly pleased and proud that the Spirit team is being recognized for their accomplishments."

First Quarter 2023 Financial Results
For the first quarter 2023, Spirit reported a net loss of $103.9 million, or a net loss of $0.95 per diluted share. Excluding special items, adjusted net loss for the first quarter 2023 was $89.4 million1, or an adjusted net loss of $0.82 per diluted share1.

For the first quarter 2023, Spirit reported a pre-tax loss of $141.6 million and a pre-tax margin of negative 10.5 percent. Adjusted pre-tax loss for the first quarter was $120.6 million1 and adjusted pre-tax margin was negative 8.9 percent1.

Operations
For the first quarter 2023, the Company's load factor was 80.8 percent. The Company experienced several adverse weather events across its network during the first quarter leading to a DOT on-time performance2 of 69.4 percent and a DOT Completion Factor2 of 98.3 percent. Excluding these weather-related and other uncontrollable events, the Company's controllable completion factor for the first quarter 2023 was 99.6 percent5.

Revenue
Total operating revenues for the first quarter 2023 were $1.3 billion, an increase of 39.5 percent compared to the first quarter 2022. Total revenue per ASM ("TRASM") was 10.22 cents, up 23.9 percent compared to first quarter 2022 on 12.7 percent more capacity. This TRASM result was in-line with expectations provided in mid-March 2023.

On a per passenger flight segment basis, compared to the same period in 2022, total revenue per passenger flight segment ("segment") for the first quarter 2023 increased 12.0 percent to $127.36. Compared to the first quarter 2022, fare revenue per segment increased 16.8 percent to $57.45 and non-ticket revenue per segment increased 8.3 percent to $69.913.

Cost Performance
Total GAAP operating expenses for the first quarter 2023 increased 24.0 percent compared to the first quarter 2022 to $1,462.2 million. Adjusted operating expenses for the first quarter 2023 increased 25.1 percent compared to the first quarter 2022 to $1,441.1 million4. Compared to the first quarter 2022, these increases were primarily driven by increased flight volume, additional aircraft, higher fuel prices and inflationary wage pressures.

Compared to the guidance Spirit gave in mid-March 2023, the Company's total operating expenses for the first quarter 2023 came in better-than-expected primarily due to a lower average fuel price per gallon for the quarter.

Aircraft utilization in the first quarter 2023 was 11.2 hours, up 3.7 percent compared to the 10.8 hours in the same period of 2022 and a sequential improvement from the fourth quarter 2022 of 3.7 percent.

"For the second quarter 2023, we estimate our operating margin will range between 4.5 to 6.5 percent. In this demand environment, and with a declining fuel price in the second quarter of this year, the business at full utilization should be producing double digit operating margins. However, we continue to be hampered by NEO engine availability and pilot attrition issues that are preventing us from ramping up aircraft utilization. The NEO engine issues should improve as the year progresses but will likely remain a drag on utilization for the rest of the year. Also, pilot attrition levels have improved slightly from last year, but they are still volatile and they have not yet improved to the levels that we had hoped. Given these continued constraints, and our concerns about Air Traffic Control staffing, our capacity is heading towards to the lower end of our previous full year 2023 guide of 18 to 20 percent," said Scott Haralson, Spirit's Chief Financial Officer. "We expect to be profitable for the remainder of the year with margins improving each quarter. We also expect our full year CASM ex-fuel to be around 7.0 cents. CASM ex-fuel should decline throughout the year as we improve efficiency with CASM ex-fuel in the fourth quarter 2023 being in the high 6’s."

Fleet
Spirit took delivery of five new A320neo aircraft during the first quarter 2023 and retired four A319ceo aircraft. The Company ended the quarter with 195 aircraft in its fleet, an increase of 10.8 percent since the end of first quarter 2022.

Liquidity and Capital Deployment
Spirit ended first quarter 2023 with unrestricted cash and cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility of $1.7 billion.

Total capital expenditures for the three months ended March 31, 2023, were $86.0 million, primarily related to net outflows of aircraft pre-delivery deposits, expenditures related to the building of Spirit's new headquarters campus in Dania Beach, Florida and spare parts, including one spare engine.

First Quarter 2023 Highlights
•Named Value Airline of the Year by Aviation Week Network's Air Transport World (ATW)
•Ratified an amended collective bargaining agreement with its pilots represented by the Air Line Pilots Association
•Launched the Spirit Wings Pilot Pathway program in partnership with Lynn University's Burton D. Morgan College of Aeronautics in Boca Raton, Florida, a collaboration that is a first of its kind for Spirit, allowing students to attend a traditional university while gaining valuable experience toward a future career flying the carrier's signature yellow planes
•Raised more than $1.5 million for nonprofit organizations at its sixth annual Spirit Open in conjunction with the Spirit Charitable Foundation; the Foundation makes charitable investments in nonprofit organizations across the U.S., Latin America and the Caribbean that advance its three pillars: Children & Families, Service Members and the Environment. Furthermore, the Foundation continues to honor its long-term commitments and supports immediate community needs, such as last year's hurricane relief efforts in Florida
•Initiated service to Norfolk, Virginia, announced new service to San Jose, California, and as part of celebrating its 20+ years in Puerto Rico, announced five new non-stop routes from San Juan, Puerto Rico

Merger Agreement with JetBlue
On October 19, 2022, Spirit stockholders voted to approve the Agreement and Plan of Merger (the "Merger Agreement"), among Spirit, JetBlue Airways Corporation ("JetBlue") and Sundown Acquisition Corp., a direct, wholly owned subsidiary of JetBlue, which was entered into on July 28, 2022. The completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals. Spirit and JetBlue expect to conclude the regulatory process and close the transaction no later than the first half of 2024. On March 7, 2023, the U.S. Justice Department filed suit to block the merger. The trial date for the lawsuit has been set for October 16, 2023.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, April 27, 2023, at 10:00 a.m. Eastern US Time. A live audio webcast of the conference call will be available to the public on a listen-only basis at https://ir.spirit.com. An archive of the webcast will be available under "Events & Presentations" for 60 days.

About Spirit Airlines
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments, refreshments and Wi-Fi — something we call À La Smarte®. Our Fit Fleet® is one of the youngest and most fuel-efficient in the United States. We serve destinations throughout the U.S., Latin America and the Caribbean, making it possible for our Guests to venture further and discover more than ever before. We are committed to inspiring positive change in the communities where we live and work through the Spirit Charitable Foundation. Come save with us at spirit.com.

Forward Looking Guidance
The forward-looking guidance items provided in this release are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Investors are encouraged to read this press release in conjunction with the company's Investor Update which provides additional information about the company's forward-looking estimates for certain financial metrics and is included along with this press release in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission. The Investor Update is also available at https://ir.spirit.com. Management will also discuss certain business outlook items during the quarterly earnings conference call.

Investors are also encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss), and Adjusted Operating Income (Loss) to GAAP Net Income (Loss)" tables below for more details.
(2) Results are based on preliminary data compared to major and regional U.S. airlines.
(3) See "Calculation of Total Non-Ticket Revenue per Passenger Flight Segment" table below for more details.
(4) See "Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses" table below for more details.
(5) Controllable completion factor excludes the following events, which are outside of the Company's control, from the calculation of completion factor: weather, air traffic and uncontrolled airport/runway closures, which may include acts of nature, disabled aircraft incidents on the runway, political/civil unrest and disturbances preventing normal operations within airline control, among others, and any city/state closures as declared by local authorities and asserted by our Security department.

Cautionary Statement Regarding Forward Looking Statements
Forward-Looking Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2023 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statement of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended
	March 31,		Percent
	2023	2022	Change
Operating revenues:
Passenger	$1,327,473	$949,744	39.8%
Other	22,301	17,571	26.9%
Total operating revenues	1,349,774	967,315	39.5%

Operating expenses:
Aircraft fuel	487,711	368,585	32.3%
Salaries, wages and benefits	389,185	305,890	27.2%
Landing fees and other rents	97,345	82,936	17.4%
Depreciation and amortization	77,991	76,191	2.4%
Aircraft rent	85,267	66,044	29.1%
Maintenance, materials and repairs	54,414	45,515	19.6%
Distribution	48,017	35,351	35.8%
Special charges	13,983	15,563	(10.2)%
Loss on disposal of assets	7,100	11,552	(38.5)%
Other operating	201,156	171,156	17.5%
Total operating expenses	1,462,169	1,178,783	24.0%

Operating income (loss)	(112,395)	(211,468)	(46.9)%

Other (income) expense:
Interest expense	51,793	37,880	36.7%
Capitalized interest	(7,648)	(5,262)	45.3%
Interest income	(15,434)	(467)	NM
Other (income) expense	542	417	30.0%
Total other (income) expense	29,253	32,568	(10.2)%

Income (loss) before income taxes	(141,648)	(244,036)	(42.0)%
Provision (benefit) for income taxes	(37,737)	(49,333)	(23.5)%

Net income (loss)	$(103,911)	$(194,703)	(46.6)%
Basic earnings (loss) per share	$(0.95)	$(1.79)	(46.9)%
Diluted earnings (loss) per share	$(0.95)	$(1.79)	(46.9)%

Weighted-average shares, basic	109,110	108,581	0.5%
Weighted-average shares, diluted	109,110	108,581	0.5%
NM: "Not Meaningful"

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended March 31,			Percentage Change
Operating Statistics	2023	2022
Available seat miles (ASMs) (thousands)	13,209,136	11,718,896		12.7%
Revenue passenger miles (RPMs) (thousands)	10,674,879	9,050,034		18.0%
Load factor (%)	80.8	77.2	3.6	pts
Passenger flight segments (thousands)	10,598	8,506		24.6%
Departures	72,749	60,958		19.3%
Total operating revenue per ASM (TRASM) (cents)	10.22	8.25		23.9%
Average yield (cents)	12.64	10.69		18.2%
Fare revenue per passenger flight segment ($)	57.45	49.19		16.8%
Non-ticket revenue per passenger flight segment ($)	69.91	64.53		8.3%
Total revenue per passenger flight segment ($)	127.36	113.72		12.0%
CASM (cents)	11.07	10.06		10.0%
Adjusted CASM (cents) (1)	10.91	9.83		11.0%
Adjusted CASM ex-fuel (cents) (1)(2)	7.22	6.68		8.1%
Fuel gallons consumed (thousands)	142,343	124,916		14.0%
Average fuel cost per gallon ($)	3.43	2.95		16.3%
Aircraft at end of period	195	176		10.8%
Average daily aircraft utilization (hours)	11.2	10.8		3.7%
Average stage length (miles)	986	1,048		(5.9)%

(1)Excludes operating special items.
(2)Excludes fuel expense and operating special items.

Non-GAAP Financial Measures
The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss),
Adjusted pre-tax margin, Adjusted net income (loss), Adjusted provision (benefit) for income taxes, Adjusted diluted earnings (loss) per share, Adjusted CASM and Adjusted CASM ex-fuel. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

The Company believes that adjusting for loss on disposal of assets and special charges is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines.

Operating expenses per available seat mile (“CASM”) is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. We exclude aircraft fuel and related taxes and special items from operating expenses to determine Adjusted CASM ex-fuel. We also believe that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence and increases comparability with other airlines that also provide a similar metric.

Calculation of Total Non-Ticket Revenue per Passenger Flight Segment
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per-segment data)	2023	2022
Operating revenues
Fare	$608,861	$418,418
Non-fare	718,612	531,326
Total passenger revenues	1,327,473	949,744
Other revenues	22,301	17,571
Total operating revenues	$1,349,774	$967,315

Non-ticket revenues (1)	$740,913	$548,897

Passenger segments	10,598	8,506

Non-ticket revenue per passenger flight segment ($)	$69.91	$64.53

(1)Non-ticket revenues equal the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited) (1)

	Three Months Ended
	March 31,
(in thousands)	2023	2022
Operating special items include the following:
Loss on disposal of assets (2)	7,100	11,552
Operating special expense (3)	13,983	15,563
Total special items (1)	$21,083	$27,115

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)2023 includes amounts related to the loss on two aircraft sale leaseback transactions net of gains related to the sale of four A319 aircraft. 2022 includes amounts related to the impairment of one spare engine and the loss on three aircraft sale leaseback transactions.
(3)2023 includes legal, advisory, retention award program and other fees related to the Merger Agreement. 2022 includes amounts related to legal, advisory, retention award program and other fees related to the former merger agreement with Frontier Group Holdings.

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2023	2022
Total operating expenses, as reported	$1,462,169	$1,178,783
Less: Operating special items expense (credit)	21,083	27,115
Adj. Operating expenses, non-GAAP (1)	1,441,086	1,151,668
Less: Aircraft fuel expense	487,711	368,585
Adj. Operating expenses excluding fuel, non-GAAP (2)	$953,375	$783,083

Available seat miles	13,209,136	11,718,896

CASM (cents)	11.07	10.06
Adj. CASM (cents) (1)	10.91	9.83
Adj. CASM ex-fuel (cents) (2)	7.22	6.68
(1)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Excludes operating special items and aircraft fuel expense. Refer to the section "Non-GAAP Financial Measures" for additional information.

Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income (unaudited)

	Three Months Ended
	March 31,
(in thousands)	2023	2022
Provision (benefit) for income taxes, as reported	$(37,737)	$(49,333)
Less: Net Income (loss) tax impact of special items	(6,543)	(5,869)
Adj. Provision (benefit) for income taxes, net, non-GAAP (1)	$(31,194)	$(43,464)

(1)The Company determined the Adjusted Provision (Benefit) for Income Taxes by calculating our estimated annual effective tax rate on adjusted pre-tax income and applying it to Adjusted Income (Loss) Before Income Taxes.

Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss), and Adjusted Operating Income
(Loss) to GAAP Net Income (Loss)(unaudited) (1)

	Three Months Ended
	March 31,
(in thousands, except per-share data)	2023	2022
Net income (loss), as reported	$(103,911)	$(194,703)
Add: Provision (benefit) for income taxes	(37,737)	(49,333)
Income (loss) before income taxes, as reported	(141,648)	(244,036)
Pre-tax margin	(10.5)%	(25.2)%
Add: Special items expense (credit) (2)	21,083	27,115
Adj. Income (loss) before income taxes, non-GAAP (3)	(120,565)	(216,921)
Adj. Pre-tax margin, non-GAAP (3)	(8.9)%	(22.4)%
Add: Total other (income) expense	29,253	32,568
Adj. Operating income (loss), non-GAAP (3)	(91,312)	(184,353)
Adj. Operating margin, non-GAAP (3)	(6.8)%	(19.1)%

Adj. Provision (benefit) for income taxes (4)	(31,194)	(43,464)
Adj. Net income (loss), non-GAAP (3)	$(89,371)	$(173,457)

Weighted-average shares, diluted	109,110	108,581

Adj. Net income (loss) per share, diluted (3)	$(0.82)	$(1.60)

Total operating revenues	$1,349,774	$967,315

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)See "Special Items" for more details.
(3)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(4)See "Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income" table above for more details.

Reconciliation of Adjusted Net Income (Loss) per Share to GAAP Net Income (Loss) per Share (unaudited)

	Three Months Ended
	March 31,
(per share)	2023	2022
Net income (loss) per share, diluted, as reported	$(0.95)	$(1.79)
Add: Impact of special items	0.19	0.25
Add: Tax impact of special items (2)	(0.06)	(0.05)
Adj. Net income (loss) per share, diluted, non-GAAP (1)	$(0.82)	$(1.60)

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2) Reflects the difference between the Company's GAAP Provision (Benefit) for Income Taxes and Adjusted Provision (Benefit) for Income Taxes as presented in the Reconciliation of Adjusted Net income to GAAP Net Income, on a per share basis.